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                                                                   Exhibit 10.22

                           SOMERA COMMUNICATIONS, LLC

                        GLENN BERGER EMPLOYMENT AGREEMENT

This Agreement is made by and between Somera Communications, LLC (the "Company") and Glenn Berger ("Employee") as of October 8th, 1999.

1) DUTIES AND SCOPE OF EMPLOYMENT

            (a) Positions; Commencement Date; Duties

            Employee's employment with the Company pursuant to this Agreement shall commence on November 8th, 1999 (the "Commencement Date"). As of the Commencement Date, the Company shall employ the Employee as Vice President, Operations of the Company. The period of Employee's employment hereunder is referred to herein as the "Employment Term." During the Employment Term, Employee shall render such business and professional services in the performance of his duties, consistent with Employee's position within the Company, as shall reasonably be assigned to him by the Chief Executive Officer of the Company (the "CEO").

            (b) Obligations

            During the Employment Term, Employee shall devote his full business efforts and time to the Company. Employee agrees, during the Employment Term, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the CEO; provided, however, that Employee may serve in any capacity with any civic, educational or charitable organization without the approval of the CEO.

2) EMPLOYEE BENEFITS

            (a) General

            During the Employment Term, Employee shall be eligible to participate in the appropriate employee benefit plans and insurance maintained by the Company that are applicable to other senior management to the full extent provided for under those plans.

            Promptly following the date hereof, the Company shall provide Employee with information regarding such plans and insurance. The Company reserves the right to cancel or change its benefits plans and programs it offers to its employees at any time.
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            (b) Relocation Expense Reimbursement

            The Company will reimburse Employee for the following reasonable relocation costs:

                  (i) Transaction costs associated with buying Employee's new residence (closing costs, inspections, title insurance, brokerage and related fees, etc.).

                  (ii) Transaction costs associated with selling Employee's old residence (closing costs, inspections, title insurance, brokerage and related fees, etc.).

                  (iii) Moving household furnishings, personal effects and two automobiles (including packing and unpacking of household furnishings and personal effects, and California registration for two automobiles).

                  (iv) Two "house-hunting" trips to Santa Barbara, California, including economy airfare, and related costs for one individual per trip.

                  (v) Up to three months temporary storage of household furnishings and personal effects if necessary.

            Employee will be fully grossed-up by the Company for any imputed income required to be recognized with respect to this reimbursement so that the economic effect to Employee, after taking into account any tax deductions available to Employee, is the same as if this reimbursement was provided to Employee on a non-taxable basis.

            (c) Temporary Living Expenses

            The Company will pay for Employee's reasonable rent accommodation costs until the earlier of (i) such time as the Employee permanently relocates to Santa Barbara, California, or (ii) four (4) months from the Commencement Date. Such costs will cover rent, and up to two (2) round trip economy airfares per month for the Employee to return to Houston.

            Employee will be fully grossed-up by the Company for any imputed income required to be recognized with respect to this reimbursement so that the economic effect to Employee, after taking into account any tax deductions available to Employee, is the same as if this reimbursement was provided to Employee on a non-taxable basis.

            (d) Relocation Loan

            In connection with the transfer of Employee's principal place of employment to Santa Barbara, California, the Company shall provide Employee with a eight (8) year
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            interest-free mortgage loan in the amount of $300,000 for purposes of Employee's acquisition of a new principal residence (the "Loan"), payable at the close of escrow. The Loan shall be forgiven over eight years with $25,000 per year for the first four years, $50,000 per years five, six, and seven, and $27,500 forgiven in the eighth year. The Loan shall be subject to, and governed by, the terms and conditions of a loan agreement and mortgage between the Employee and the Company attached hereto as Exhibit A (the "Loan Agreement"). The Company shall retain a mortgage security interest in the residence during the term of the Loan. The Loan is intended to satisfy the Requirements of Proposed Treasury Regulation Section 1.7872-5T(c)(1) and the Employee and the Company agree to execute such documents as are necessary to comply therewith. In the event of termination of employment for any reason, the Loan will be due and repayable within six (6) months of the effective date of termination. In the event Employee is terminated due to (I) an act of dishonesty made by Employee in connection with his responsibilities as an employee of the Company, (ii) Employee's conviction of, or plea of nolo contendere to, a felony, or (iii) Employee's gross misconduct, then the outstanding balance of the Loan shall be due and repayable to the Company within thirty (30) days of such termination. In the event Employee is terminated due to Employee's breach or failure to perform his employment duties as established by the CEO periodically and failure to cure such breach within thirty (30) days after receipt of written notice of breach from the Company, the outstanding balance of the Loan shall be due and repayable six (6) months from the termination date.

            (e) Payment of actual COBRA benefit expense until Employee Standard Benefits commence.

3) AT-WILL EMPLOYMENT

            Employee and the Company understand and acknowledge that Employee's employment with the Company constitutes "at-will" employment. Subject to the Company providing severance benefits as specified herein, Employee and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Employee.

4) COMPENSATION
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            (a)   Base Salary

            While employed by the Company, the Company shall pay the Employee as compensation for his services a base salary at the annualized rate of $200,000 (the "Base Salary"). Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual required withholding.

            (b)   Bonuses

                  (i)   Target Bonus

                        Employee shall be eligible to receive an annual target bonus, of $45,000 (the "Target Bonus") paid in equal quarterly installments, except in the first year which will be paid in equal monthly installments. The Target Bonus shall be based upon performance criteria specified by the CEO. The Employee shall be guaranteed the $45,000 Target Bonus for the first annual period, with $22,500 of the first year bonus committed to pay down the Relocation Loan amount, thereby guaranteeing a monthly bonus amount payable to Employee equal to $1875.00 during the first year of employment. Notwithstanding the foregoing, the Company's obligation to make any bonus payments, whether during the first or any subsequent period, should be dependent upon employee's employment with the company throughout the end of each payment period. For purposes of the Target Bonus, the annual period shall commence on the Commencement Date (or anniversary thereof) and continue for a one year period.

            (c)   Equity Compensation

                  (ii)  Membership Unit Option

                        The Company will recommend to the Board of Managers (the "Board") that the Employee receive a nonstatutory membership unit option to purchase 150,000 shares (post split) of the Company's then issued and outstanding membership units at a price equal to the fair market value as reasonably determined by the Board prior to the Commencement Date (the "Unit Option"). The Unit Option shall be for a term of ten years (or shorter upon termination of employment or consulting relationship with the Company) and, subject to accelerated vesting as set forth elsewhere herein, shall be vested with respect to twenty-five percent (25%) as of the first anniversary of the Commencement Date and shall thereafter vest at the rate of 1/36th of the remaining seventy-five percent (75%) on the first day of each month following the first anniversary of the Commencement Date. Such vesting shall be conditioned upon Employee's continued employment with the Company as of each vesting date. Except as specified otherwise herein, the Unit Option shall be subject to the terms, definitions and provisions of the Company's 1999 Unit
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                        Plan (the "Unit Plan") and the standard form of unit
                        option agreement thereunder to be entered into by and between Employee and the Company (the "Option Agreement"), both of which documents are to be approved by the Board.

            (d) Severance

                              (i) Termination Without Cause

                              In the event that the Employee's employment with the Company is involuntarily terminated by the Company without "Cause" or is "Constructively Terminated" (both as defined below), then (i) Employee's Unit Option shall have its vesting accelerated as to (ii) if such termination occurs prior to the first anniversary of the Commencement Date twenty-five percent (25%) of the units subject to the Unit Option, or (iii) if such termination occurs following the first anniversary of the Commencement Date that number of units subject to the Unit Option that would have become vested had Employee remained employed by the Company for an additional six (6) months; (iv) Employee shall receive a lump-sum payment equal to Six (6) Months of his Base Salary and Target Bonus, less applicable withholding, promptly receive coverage under the Company's health and other welfare benefit plans for a period of six
                              (6) months, or, if and to the extent ineligible under the terms of such plans, Employee shall receive an amount equal to the Company's costs of providing such benefits.

                              For the purposes of this Agreement, "Cause" is defined as: (i) an act of dishonesty made by Employee in connection with his responsibilities as an employee of the Company, (ii) Employee's conviction of, or plea of nolo contendere to, a felony, (iii) Employee's gross misconduct, or (iv) Employee's breach or failure to perform his employment duties as established by the CEO periodically and failure to cure such breach within thirty (30) days after receipt of written notice of breach from the Company. For this purpose, "Constructive Termination" is defined as the resignation of Employee within sixty (60) days following (i) the assignment to Employee of duties incommensurate with his status as Vice President, Operations, or any material reduction of the Employee's duties, authority, responsibilities or title, relative to the Employee's duties, authority, responsibilities or title as in effect immediately prior to such reduction, except if agreed to in writing by the Employee; (ii) a material reduction by the Company in the Base Salary, as in effect immediately prior to such reduction; or (iii) the relocation of the Employee to a facility or a location more than thirty-five
                              (35) miles from the Employee's then present location, without the Employee's written consent.
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5) CHANGE OF CONTROL VESTING ACCELERATION

            In the event of a Change of Control, a number of membership units equal to 25% of Employee's entire Unit Option as of the Commencement Date, together with any additional option grants Employee may receive from the Company while employed hereunder, shall become vested and any remaining unvested units subject to the Unit Option, or any additional option grants, shall be subject to vesting as otherwise provided herein or in the applicable option agreements.

6) TOTAL DISABILITY OF EMPLOYEE

            Upon Employee's becoming permanently and totally disabled (as defined in accordance with Internal Revenue Code Section 22(e)(3) or its successor provision) during the term of this Agreement, employment hereunder shall automatically terminate, all payments of compensation by the Company to Employee hereunder shall immediately terminate (except as to amounts already earned) and all vesting of the Employee's unit options shall immediately cease.

7) DEATH OF EMPLOYEE

            If Employee dies while employed by the Company pursuant to this Agreement, all payments of compensation by the Company to Employee hereunder shall immediately terminate (except as to amounts already earned, which shall be paid to Employee's estate) and all vesting of the Employee's unit options shall immediately cease. All payment for relocation loan will be payable by the Employee's estate to the Company within six (6) months of death.

8) ASSIGNMENT

            This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Employee upon Employee's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Employee following termination without cause. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation hereunder shall be null and void.
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9) NOTICES

            All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (iii) three
            (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

            If to the Company:   Somera Communications, LLC
                                 5383 Hollister Avenue, Suite 100
                                 Santa Barbara, CA  93111
                                 Attn: Chief Executive Officer

            If to Employee:      Glenn Berger
                                 4910 Dunwoody Bend
                                 Cypress, TX  77429

10) SEVERABILITY

            In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

11) PROPRIETY INFORMATION AGREEMENT

            Employee agrees to enter into the Company's standard Proprietary Information Agreement (the "Proprietary Information Agreement") upon commencing employment hereunder.

12) ENTIRE AGREEMENT

            This Agreement, the Unit Plan, the Option Agreement, and the Proprietary Information Agreement represent the entire agreement and understanding between the Company and Employee concerning Employee's employment relationship with the Company, and supersede and replace any and all prior agreements and understandings concerning Employee's employment relationship with the Company.

13) ARBITRATION AND EQUITABLE RELIEF

            (a) Except as provided in Section 13(c) below, Employee agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in Santa Barbara County, California, in accordance
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            with the National Rules for the Resolution of Employment Disputes
            then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

            (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

            (c) Employee understands that nothing in Section 13 modifies Employee's at-will status. Either the Company or Employee can terminate the employment relationship at any time, with or without cause.

            (d) EMPLOYEE HAS READ AND UNDERSTANDS SECTION 13, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

                  (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

                  (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991,
                  THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE
                  AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT,
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                  THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE
                  SECTION 201, et seq;

                  (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

14) LEGAL FEE REIMBURSEMENT

            The Company agrees to pay Employee's reasonable legal fees associated with entering into this Agreement upon receiving invoices for such services.

15) NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE

            This Agreement may only be amended, canceled or discharged in writing signed by Employee and the Company.

16) WITHHOLDING

            The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Employee in connection with his employment hereunder.

17) GOVERNING LAW

            This Agreement shall be governed by the laws of the State of California.

18) EFFECTIVE DATE

            This Agreement is effective November 8th, 1999.

19) ACKNOWLEDGMENT

            Employee acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.
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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below:

                                          SOMERA COMMUNICATIONS, LLC


                                               /s/ Dan Firestone
                                          --------------------------------------
                                               Dan Firestone
                                               Chief Employee Officer

EMPLOYEE


   /s/ Glenn Berger
----------------------------
Glenn Berger